UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 30, 2008

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2008, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of YRC Worldwide Inc. (the “Company”) approved the amendment and restatement of the Executive Severance Agreement for the following executive officers:

William D. Zollars	Chairman of the Board, President & Chief Executive Officer
Daniel J. Churay	Executive Vice President, General Counsel & Secretary
James G. Kissinger	Executive Vice President – Human Resources
Michael J. Smid	President, YRC North American Transportation
Timothy A. Wicks	Executive Vice President & Chief Financial Officer
Paul F. Liljegren	Vice President, Controller and Chief Accounting Officer

Under the Executive Severance Agreement, the executive is eligible (among other things) for an annual bonus payment if he is terminated from employment without “Cause” or he resigns for “good reason” within two years following a “Change of Control”, in each case as defined or described in the Executive Severance Agreement. The Executive Severance Agreement was amended and restated to provide for the payment to the executive (at the time the bonus is paid to all other similarly situated executives) of an annual bonus on the basis of actual achievement of predetermined performance criteria. Under the prior Executive Severance Agreement, the payment of the annual bonus was at the executive’s target level irrespective of actual performance. This change was intended to address recent Internal Revenue Service guidance regarding the deductibility of performance based compensation permitted outside of the $1 million compensation deduction cap that Section 162(m) of the Internal Revenue Code imposes. In addition, certain additional changes were made to the Executive Severance agreement to address recent regulations under Section 409A of the Internal Revenue Code and guidance with respect to Section 409A. The other terms of the Executive Severance Agreement have remained unchanged, and this Executive Severance Agreement will replace the prior version for each executive.

A copy of the form of amended and restated Executive Severance Agreement is filed herewith as Exhibit 10.1, and is incorporated herein by this reference.

In addition, the Compensation Committee approved an Amendment to the Employment Agreement of Mr. Zollars. Under Mr. Zollars’ Employment Agreement, Mr. Zollars is eligible (among other things) for an annual bonus payment if he is terminated from employment without “Cause” or he resigns for “Good Reason” or is terminated from employment in connection with a “Change of Control”, in each case as defined or described in the Employment Agreement. The Employment Agreement was amended to provide for the payment to Mr. Zollars (at the time the bonus is paid to all other similarly situated executives) of an annual bonus on the basis of actual achievement of predetermined performance criteria. Under the prior Employment Agreement, the payment of the annual bonus was at the Mr. Zollars’ target level irrespective of actual performance. This change was similarly intended to address recent Internal Revenue Service guidance regarding the deductibility of performance based compensation permitted outside of the $1 million compensation deduction cap that Section 162(m) of the Internal Revenue Code imposes.

A copy of the Amendment is filed herewith as Exhibit 10.2, and is incorporated herein by this reference.

Item 8.01.	Other Events.

Pursuant to a Current Report on Form 8-K that the Company filed with the Securities and Exchange Commission on December 10, 2008, the Company disclosed the Company’s implementation of wage and benefit reductions for its non-union employees during 2009. In that filing, the Company also stated that it expected to create an equity or profit sharing plan for those non-union employees, consistent with the Company’s plans to provide a similar benefit to its union represented employees. The Company’s union employees are considering whether to ratify wage reductions.

Consistent with these expectations, on December 30, 2008, the Compensation Committee adopted both a Non-Union Employee Option Plan (the “Stock Option Plan”) and a Non-Union Employee Stock Appreciation Right Plan (the “SAR Plan”). Copies of the Stock Option Plan and the SAR Plan are filed herewith as Exhibits 10.3 and 10.4, respectively, and are incorporated herein by this reference.

Pursuant to the Stock Option Plan, on January 2, 2009, the Company granted to its non-union employees options to purchase up to an aggregate of 5,269,577 shares of the Company’s common stock at an exercise price equal to $3.34 per share, which was the closing price per share of the Company’s common stock on the NASDAQ Stock Market on that date. The directors and executive officers (other than Mr. Liljegren) of the Company, as well as certain other senior executives of the Company, who participate in the Company’s Long Term Incentive Plan, will not participate in the Stock Option Plan. The options will vest at the rate of 25% per year upon each January 2nd, commencing on January 2, 2010, and will be exercisable for 10 years following the date of grant, subject to the terms of the Stock Option Plan. The options were granted subject to shareholder approval and will not be effective until the Stock Option Plan is approved by the shareholders of the Company. The Company expects to submit the Stock Option Plan to a vote by its shareholders at a meeting of the shareholders in 2009, most likely its annual meeting of shareholders, which is usually held in May of each year. If the shareholders of the Company do not approve the Stock Option Plan, the options granted under the Stock Option Plan will automatically terminate.

In addition to the Stock Option Plan, the Compensation Committee adopted the SAR Plan. Pursuant to the SAR Plan, on January 2, 2009, the Company granted to its non-union employees stock appreciation rights (“SARs”) with respect to up to 5,269,577 shares of the Company’s common stock at an exercise price equal to $3.34 per share, which was the closing price per share of the Company’s common stock on the NASDAQ Stock Market on that date. Each eligible employee received one SAR under the SAR Plan for each option that the employee received under the Stock Option Plan. Each SAR provides the employee the right to receive a cash payment from the Company equal to the closing price of the Company’s common stock on the date of exercise less the exercise price of the SAR. The SARs will vest at the rate of 25% per year upon each January 2nd, commencing on January 2, 2010, and will be exercisable for 10 years following the date of grant, subject to the terms of the SAR Plan. If the shareholders of the Company approve the Stock Option Plan, the SARs granted under the SAR Plan will automatically terminate.

Based on the January 2, 2009 closing price of the Company’s common stock of $3.34 per share, the aggregate fair value of the non-union equity grants is approximately $10.0 million and would be recognized ratably as compensation expense over the four-year vesting period. The aggregate fair value of the non-union equity grants would be re-measured at the end of each quarter using the closing share price of the Company’s common stock at that time. If the shareholders of the Company approve the Stock Option Plan, the aggregate fair value of the non-union equity grants would be fixed using the closing share price of the Company’s common stock on the date of shareholder approval.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Executive Severance Agreement between YRC Worldwide Inc. and each of the following executive officers: William D. Zollars, Daniel J. Churay, James G. Kissinger, Michael J. Smid, Timothy A. Wicks and Paul F. Liljegren.

10.2	Amendment to Employment Agreement, dated as of January 25, 2006, by and between YRC Worldwide Inc. and William D. Zollars.

10.3	YRC Worldwide Inc. Non-Union Employee Option Plan.

10.4	YRC Worldwide Inc. Non-Union Employee Stock Appreciation Right Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: January 6, 2009	By:	/s/ Daniel J. Churay
Daniel J. Churay
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Executive Severance Agreement between YRC Worldwide Inc. and each of the following executive officers: William D. Zollars, Daniel J. Churay, James G. Kissinger, Michael J. Smid, Timothy A. Wicks and Paul F. Liljegren.

10.2	Amendment to Employment Agreement, dated as of January 25, 2006, by and between YRC Worldwide Inc. and William D. Zollars.

10.3	YRC Worldwide Inc. Non-Union Employee Option Plan.

10.4	YRC Worldwide Inc. Non-Union Employee Stock Appreciation Right Plan.

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